UNIVERSAL AMERICAN FINANCIAL CORP.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD JUNE 12, 1997



To the Stockholders of
UNIVERSAL AMERICAN FINANCIAL CORP.


NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of UNIVERSAL AMERICAN FINANCIAL CORP. will be held at The Princeton Club, 15 West 43rd Street, New York, New York 10036, at 10 A.M. on June 12, 1997, or at any adjournment thereof (the "Annual Meeting"), for the following purposes:

     1. To re-elect four Directors whose terms will expire in 2000;

     2. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 29, 1997 will be entitled to vote at the Annual Meeting.

IF YOU DO NOT EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY IN ORDER THAT YOUR SHARES MAY BE VOTED FOR YOU AS SPECIFIED.


By Order of the Board of Directors




JOAN M. FERRARONE
Secretary


Dated: May 12, 1997
Brewster, New York

                    UNIVERSAL AMERICAN FINANCIAL CORP.

                     Mt. Ebo Corporate Park, Route 22
                      Brewster, New York  10509-0023

                            __________________

                             PROXY STATEMENT

                                   FOR

                      ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD JUNE 12, 1997
                            __________________


The Annual Meeting of Stockholders of UNIVERSAL AMERICAN FINANCIAL CORP.
(the "Company") will be held at The Princeton Club, 15 West 43rd Street, New York, New York 10036, at 10 A.M. on June 12, 1997 for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This statement is furnished in connection with the solicitation by the Company of proxies to be used at the Annual Meeting or at any and all adjournments of such meeting.

If a proxy in the accompanying form is duly executed and returned, the shares represented by such proxy will be voted as specified. Any person executing the proxy may revoke it prior to its exercise either by letter directed to the Company at its principal executive office, P.O. Box 23, Brewster, New York 10509 or in person at the Annual Meeting. The approximate date on which this Proxy Statement and the accompanying proxy first will be sent or given to stockholders is May 12, 1997.

VOTING RIGHTS

On April 29, 1997 (the "Record Date"), the Company had outstanding three classes of voting securities, namely 7,214,210 shares of Common Stock, $.01 par value, 400 shares of Series B Preferred Stock and 34,600 shares of Series C-1 Preferred Stock. Holders of the Common Stock are entitled to one vote for each share registered in their names at the close of business on the Record Date. Holders of the Series B Preferred Stock and the Series C-1 Preferred Stock are each entitled (i) to elect one director voting as a class and (ii) to vote together with the holders of the Common Stock on all other matters as if the 400 shares of Series B Preferred Stock had been converted into 1,777,777 shares of Common Stock and as if the shares of Series C-1 Preferred Stock had been converted into 1,456,842 shares of Common Stock

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 29, 1997 as to the number of shares of Common Stock beneficially owned by (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock ("5% Holder"), (ii) each person who is a Director of the Company or a nominee for election as such Director, and (iii) all persons as a group who are Directors or a nominee for election as such Director and Officers of the Company, and as to the percentage of outstanding shares held by them on that date. Unless otherwise indicated, each such beneficial owner holds the sole voting and investment power with respect to shares of Common Stock outstanding.

The Company's Common Stock and its Series B and C-1 Preferred Stocks are the only classes of voting securities outstanding. Wand/Universal Investment L.P. I and Wand/Universal L.P. II own all of the issued and outstanding Series B Preferred Stock. The Series C-1 Preferred Stock is owned as follows: UAFC, L.P., 69%; Richard A. Barasch, his wife and children, 16%; other directors, officers and consultants of the Company and its subsidiaries and members of their families, 15%.

                                                                  Beneficial       Percent of
Name and Address of Beneficial Owner                  Status      Ownership(a)     Class
------------------------------------                  ------      ------------     -------
Barasch Associates Limited Partnership ("BALP")       5% Holder   3,892,588(b)(c)  40.5%
P.O. Box 23
Brewster, NY  10509

Wand/Universal Investment L.P. I and                  5% Holder   1,777,777(c)(d)  19.8%
Wand/Universal L.P. II (collectively, "WAND")
630 Fifth Avenue
New York, NY  10111

UAFC, L.P.                                            5% Holder   1,010,526(e)     12.3%
30 North LaSalle Street
Chicago, Illinois 60602

Midland National Life Insurance Company ("Midland")   5% Holder   671,807           9.3%
One Midland Plaza
Sioux Falls, SD  57193

Marvin Barasch                                        Director    218,432(f)        3.0%
P.O. Box 23
Brewster, NY  10509

Michael Barasch                                       Director    68,053(f)         1.0%
11 Park Place
New York, NY 10007

Richard A. Barasch                                    Director    645,370(f)        8.5%
P.O. Box 23
Brewster, NY  10509

Stuart Becker                                         Director    16,000            *
551 Madison Avenue
New York, NY  10022

David F. Bolger                                       Director    503,000           7.0%
79 Chestnut Street
Ridgewood, NJ  07450

Mark M. Harmeling                                     Director    11,000            *
108 Chestnut Street
North Reading, MA 01864

                                         3

Bertram Harnett                                       Director    72,105(f)         1.0%
105 East Palmetto Park Road
Boca Raton, FL 33432

Walter L. Harris                                      Director    13,000(f)         *
320 West 57th Street
New York, NY  10019

Harry B. Henshel                                      Director    96,500            1.3%
One Bulova Avenue
Woodside, NY  11377

Patrick J. McLaughlin                                 Director    35,000            *
100 Chetwynd Drive
Rosemont, PA  19010

William E. Wehner                                     5% Holder   506,553           6.8%
P.O. Box 23
Brewster, NY  10509

Directors and Officers as a Group (13 persons)                    6,593,452(g)      62.0%
______________________
* Percent of class is less than 1%

(a) The Securities and Exchange Commission has defined "beneficial owner" of a security to include any person who has or shares voting power or investment power with respect to any such security or who has the right to acquire beneficial ownership of any security within 60 days. The percentages are therefore based on the 7,214,210 shares of Common Stock outstanding as of April 29, 1997 plus common stock issuable with respect to options and warrants presently exercisable and convertible preferred stock presently convertible.

(b) Includes 389,560 Warrants registered under the Securities Exchange Act of 1934 (the Act"), and 2,015,760 of Warrants not registered under the Act for the purchase of shares of the Company's Common Stock owned by BALP.

(c) BALP and Wand have entered into an agreement, under which as long as Wand holds common stock issued from conversion of its Series B Convertible Preferred Stock, BALP will vote its shares for the election of one director nominated by Wand and Wand will vote its shares for BALP's nominees for the balance of the Board positions.

(d) Represents the amount of common stock potentially issuable upon conversion of the Series B Convertible Preferred Stock held by Wand.

(e)  Represents the amount of common stock potentially issuable upon conversion
     of the Series C-1 Preferred Stock   held by UAFC, L.P.

(f) Does not include any indirect ownership through BALP by Marvin Barasch, Michael A. Barasch, Richard A. Barasch, Bertram Harnett and Walter Harris, each of whom owns an interest in BALP.

(g)  Includes the 3,892,588 shares of common stock beneficially owned by BALP.

                                     PROPOSAL I
                               ELECTION OF DIRECTORS

The By-Laws of the Company provide for a Board of Directors of not less than three, classified into three classes with the Directors in each class serving for three years, with the terms staggered by class so that one class is elected at each annual meeting of stockholders for a full three year term. The By-laws of the Company provide that the number of Directors shall be set by the Board of Directors and that the number of directors in each class shall be equal, or as nearly as practical. The Company's Board of Directors now consists of eleven Directors, including four Directors whose terms expire at the 1997 annual meeting of stockholders.

   Management proposes to reelect the four directors whose terms expire in 1997 which will result in a board consisting of eleven directors.

                  CLASS I                              CLASS II                             CLASS III
         (To Serve Until the Annual           (To Serve Until the Annual           (To Serve Until the Annual
      Meeting of Stockholders in 1999)     Meeting of Stockholders in 2000)     Meeting of Stockholders in 1998)
            Michael A. Barasch                   Richard A. Barasch                   Mark M. Harmeling
            David F. Bolger                      Stuart Becker                        Marvin Barasch
            Walter L. Harris                     Harry B. Henshel                     Bertram Harnett
            Richard Veed (b)                     Patrick J. McLaughlin (a)

(a)   Elected by the holders of the Series B Preferred Stock.
(b)   Designated to represent the holders of the Series C-1 Preferred Stock.

DIRECTOR COMPENSATION

Directors who are not employees of the Company receive a fee of $500 for each meeting of the Board or Committee meeting attended, unless such Committee meeting is held immediately prior to or after a Board meeting, in which case a $250 fee is received for the Committee Meeting.

In addition, in 1996 each director (other than Mr. Harnett and Mr. Veed) was eligible to be granted options under the Stock Option Plan for Directors adopted at the 1992 Annual Meeting of Stockholders. On June 30, 1996, each eligible director was granted options to purchase 1,000 shares of Common Stock at an exercise price of $2.50 for a total of 7,000 options granted.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has an Audit Committee, a Transaction Committee, a Compensation Committee and an Executive Committee. The Audit Committee is empowered to consult with the Company's independent auditors with respect to their audit plans and to review their audit report and the accompanying management letters. The Transaction Committee reviews and recommends to the Board on certain capital transactions entertained by the Company. The Compensation Committee reviews and determines compensation, including incentive stock option grants, of officers of the Company. The Executive Committee has the authority to act between Board meetings on behalf of the Board, on all matters allowed by law.

During the fiscal year ended December 31, 1996, there were four meetings of the Board of Directors, three meetings of the Audit Committee and one meeting of each of the Compensation and Transaction Committees. Each incumbent director attended more than 75% of the aggregate of the total number of meetings of the Board of Directors and of the meetings of each Committee of which he was a member.

LISTING OF DIRECTORS

The following table sets forth certain information concerning the directors of the Company and the nominee for election as such director.

                            Position with the Company, Present Principal Occupation
Name                   Age  or Employment and the Past Five-Year Employment History
----                   ---  -------------------------------------------------------

Marvin Barasch         74   Chairman of the Board of the Company since July 1988, Chairman of
                            American Progressive since June 1996 (Vice-Chairman of American
                            Progressive (John Adams) from July 1988 to June 1996) and a director of American Pioneer since May 1993.  Mr. Barasch was Chief Executive
                            Officer of the Company from July 1988 to June 15, 1995.  He has been in the insurance business as an agent and broker for over 40 years.
                            Term as a Director expires in 1998.

Michael A. Barasch     41   Director of the Company since July, 1988 and American Progressive (and its
                            predecessor, John Adams) from July, 1988 to June, 1995.   Since February 1995,
                            Mr. Barasch has been a member of the law firm of Barasch and McGarry.  He was a member of the law firm of Altier and Barasch from February 1989 to
                            February 1995.  Term as a Director expires in 1999.

Richard A. Barasch     43   Director, President and Chief Executive Officer of the Company;
                            Director and President of American Progressive; and Chairman of the
                            Board of American Pioneer and WorldNet.  Mr. Barasch has been a director and executive officer of the Company since July 1988,
                            President since April 1991 and Chief Executive Officer since June
                            15, 1995.  He has held his positions with the Company's subsidiaries since their acquisition or organization by the Company.  Term as a
                            Director expires in 1997.

Stuart Becker, C.P.A.  53   Director of the Company since July 1990.  A partner in the accounting firm of Becker & Company, LLC and predecessors, since
                            1990.  Mr. Becker has more than 30 years experience as a certified public accountant.  Term as a Director expires in 1997.

David F. Bolger        64   Director of the Company since December, 1992. Since 1966, Mr. Bolger has been
                            Chief Executive Officer of Bolger & Co., Inc., an investment banking firm.
                            Term as a Director expires in 1999.

Mark M. Harmeling      44   Director of the Company since July 1990 and Director of American Progressive since December, 1992.  Mr. Harmeling has been President of Bay State Realty
                            Advisors since January 1994 and previously President of Intercontinental Real
                            Estate Corporation, a real estate management and development company for more than the past five years.  Mr. Harmeling is also a Director of the following companies: Rochester Shoetree Corporation (since 1988) and Applied Extrusion
                            Technologies (since 1987).  Term as a Director expires in 1998.

Bertram Harnett        73   Elected director of the Company and American Pioneer in June 1996 and had
                            been a director of the Company previously (July 29, 1988 to February 9, 1989).
                            Mr. Harnett is President of the law firm of Harnett Lesnick & Ripps P.A.,
                            Boca Raton, Florida, and its predecessors since 1988, and a practicing lawyer since 1948.  He is the author of treatises on insurance law and is a former
                            Justice of New York State Supreme Court.  Term as a director expires in 1998.

                                         6

Walter L. Harris       45   Director of the Company since July 1993 and of American Progressive (and its predecessor, John Adams) since July 1988.  Since 1979, Mr. Harris has been
                            President of Tanenbaum-Harber Company, Inc., a general insurance brokerage firm.  Term as a Director expires in 1999.

Harry B. Henshel       78   Director of the Company since June 1992.  Mr. Henshel has been Vice Chairman of the Board of the Bulova Corporation, a manufacturer of timepieces located in New York City, for more than the past five years. Mr. Henshel is also a
                            Director of Ponce Hotel Corporation (since 1973) and Ampal Industries, Inc.
                            (since 1983). Term as a Director expires in 1997.

Patrick J. McLaughlin  38   Director of the Company since January 1995.  Mr. McLaughlin has been a
                            Managing Director of Emerald Capital Group, Ltd., an asset management and consulting firm specializing in the insurance industry, since April 1993.
                            Prior to that he was an Executive Vice President and Chief Investment
                            Officer of Life Partners Group, Inc. (April 1990 to April 1993), Managing
                            Director of Conning & Company (August 1989 to April 1990) and Senior Vice
                            President and Chief Investment Officer of ICH Corporation (March 1987 to
                            August 1989).  Term as a Director expires in 1997 .

Richard Veed           45   Director of the Company since April 25, 1997.  Mr. Veed has been a Managing
                            Partner of AAM Investment Banking Group, Ltd. since October, 1993.  Prior to that he was President of Guaranty Reassurance Corp. from September, 1992 to May, 1993 and a Partner at Arthur Anderson & Co. from 1987 to August,
                            1992.  He is also a Director of HomeVest Financial Group, Inc.  Term as a
                            Director expires in 1999.

Richard Barasch is Marvin Barasch's nephew. Michael Barasch is Marvin Barasch's son.

All of the Company's officers are elected annually. The Company's Directors are elected for three year staggered terms. All such officers and directors hold office until their successors are duly elected and qualified.

                    EXECUTIVE COMPENSATION, RELATED PARTY TRANSACTIONS
                                 AND OTHER INFORMATION

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors reviews and approves the compensation of the Company's executive officers (including the named executive officers listed in the management section below). The objective of the Company's compensation program is to provide a total compensation package that will enable the Company to attract, motivate and retain outstanding individuals, to align the financial interests of such individuals with the interests of the Company's shareholders and to reward such individuals for increasing levels of profit and shareholder value. The Compensation Committee is composed of three independent, non-employee members of the Board.

In conformance with this philosophy, the Committee establishes a competitive and appropriate total compensation package for each executive officer, consisting primarily of base salary, annual bonus, stock options and restricted stock awards. These compensation components which comprise Universal's Executive Compensation Program are designed to support the success of the Company's performance, reward successful performance, align the executive officers' interests with the success of the Company and encourage management's stake in the long-term performance and success of the Company. Compensation levels are reviewed annually by the Committee relative to other life insurance companies and companies of similar size in the financial industry.

The Committee establishes base salaries each year at a level intended to be within the competitive market range of comparable companies. Other factors considered in determining base salary include the responsibilities of the executive officer, experience, length of service and individual performance. During fiscal year 1996, base salaries of the executive officer group increased an average of 4.4%. The Committee believes that the base salaries of the current executive officers are within or below the competitive market range of comparable companies.

The Committee awards cash bonuses to the executive officers and the criteria used to determine cash bonus levels include among other things, operating profits, new business production and expenses relative to pre-determined budgets. The executive officer group's fiscal year 1996 cash bonus was 1.8% of the group's annual base salary.

An important component of the Company's Executive Compensation Program is the award of stock options and restricted stock. The primary purpose of this component is to assist the Company in aligning the interests of the executive officers with the interests of the Company. The Committee feels this component motivates the executive officers to remain focused on the overall long-term
performance of the Company.   The award of a stock option creates no financial
benefit to the executive unless there is appreciation in the price of the Company's stock after the award date. The financial benefit of an award of restricted stock can not be realized by the executive officer until the restriction can be lifted from the stock, generally a minimum of two years. Total number of restricted stock and stock options awarded to the executive officer group during fiscal year 1996 amounted to 17,500 and 130,000, respectively, or 0.3% and 1.9%, respectively, of the average outstanding shares of the Company during 1996.

                                       The Compensation Committee
                                       Mark Harmeling, Chairman
                                       Stuart Becker
                                       Walter Harris

PERFORMANCE GRAPH

   The Performance Graph compares the Company's cumulative total shareholder return on its Common Stock for the five year period between December 31, 1991 to December 31, 1996, with the cumulative total returns of The Nasdaq Stock Market ("NSM") and the Nasdaq Insurance Stocks ("NIS"). The comparison for each period assumes that $100 was invested on December 31, 1991 in each of the Company's Common Stock, the stocks included in The Nasdaq Stock Market Total Return Index and the stocks included in the Nasdaq Insurance Stocks Total Return Index.

          (The graph referred to above is available upon request)

MANAGEMENT

The following table sets forth aggregate compensation paid by the Company and its subsidiaries for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 1996, 1995 and 1994 to the Company's Chief Executive Officer and the three most highly compensated executive officers of the Company and its subsidiaries:

                                SUMMARY COMPENSATION TABLE


                                                                                             Long-Term
                                                            Annual Compensation              Compensation
                                                     -----------------------------------  -------------------------

                                                               Other Annual  Restricted   Stock     All Other
Name, Age and Principal Position    Year   Salary    Bonus     Compensation  Stock $ (1)  Options   Compensation(2)
--------------------------------    ----   ------    -----     ------------  -----------  -------   ---------------

Richard A. Barasch (43)             1996   $312,000  $ 5,000        0        $14,000      40,000    $2,350
President & Chief Executive         1995    300,000    5,000        0         15,750      20,000     2,310
Officer ("CEO")                     1994    250,000   20,000        0         26,250      20,000     2,248

Gary W. Bryant (47)                 1996    203,000    3,000        0          7,000      30,000     2,030
Senior Vice President of the        1995    195,000    3,000        0          7,875      10,000     1,731
   Company and President of         1994    179,731   10,000        0         43,125      15,000     1,797
   American Pioneer

William E. Wehner (53)              1996    140,000    3,000         0         7,000      30,000     1,400
Exec. Vice President &              1995    132,000    5,000         0        15,750      10,000     1,155
   Chief Operating Officer,         1994    120,000   10,000         0        28,125      15,000     1,200
   of American Progressive

Robert A. Waegelein (36)            1996    135,500    3,000         0         7,000      30,000     1,355
Sr. Vice President &                1995    130,000    3,000         0         7,875      10,000     1,322
   Chief Financial Officer          1994    117,500   10,000         0        28,125      15,000     1,317

   ____________________

(1) The executive officers were awarded shares of Restricted Stock of the Company on various dates. These shares are shown at the fair market value of the Company's Common Stock on the date of the award.

(2) The amounts in this column represent the value of common stock of the Company contributed by the Company under the 401(k) plan to match contributions to the plan on behalf of the executive officer.

                          OPTIONS GRANTS IN LAST FISCAL YEAR

The following table sets forth information with respect to options to purchase Common Stock granted to the executive officers named in the Summary Compensation Table during 1996:

                                           % of Total
                                           Options
                                           Granted to   Exercise
                             Options       Employees    Price       Expiration
      Name                   Granted #     in 1996      ($/Share)   Date
      -------------------    ---------     ----------   ---------   ----------
      Richard A. Barasch     40,000        28.37%        2.20       12/10/06
      Gary W. Bryant         30,000        21.28%        2.00       12/10/06
      William E. Wehner      30,000        21.28%        2.00       12/10/06
      Robert A. Waegelein    30,000        21.28%        2.00       12/14/06


                    AGGREGATED OPTIONS EXERCISES IN LAST FISCAL YEAR
                          AND FISCAL YEAR-END OPTIONS VALUES

The following table sets forth information with respect to options to purchase Common Stock exercised by the executive officers named in the Summary Compensation Table and the number and value of options held on December 31, 1996:

                                                      Number of Unexercised       Value of Unexercised Options at
                      Shares                        Options at Fiscal Year-End         Fiscal Year-End( $)(2)
                      Acquired on       Value       ---------------------------   -------------------------------
Name                  Exercise (#)   Realized ($)   Exercisable   Unexercisable   Exercisable       Unexercisable
-------------------   ------------   ------------   -----------   -------------   -----------       -------------

Richard A. Barasch       35,000        50,750(1)      110,000         40,000         51,100              2,000
Gary W. Bryant                0             0          75,000         30,000         40,500              7,500
William E. Wehner        40,000        60,000(1)       65,000         30,000         36,200              7,500
Robert A. Waegelein      15,000        22,500(1)       65,000         30,000         36,200              7,500

____________________

(1) Based on a closing price of $2.00 for the Company's common stock on the exercise date, November 14, 1996.

(2) Calculated using the market price on December 31, 1996 of $2.25 per share and exercise prices ranging between $0.50 and $3.33 for exercisable options and ranging between $2.00 and $2.20 for unexercisable options.

INCENTIVE STOCK OPTION PLAN.

The Incentive Stock Option Plan (the "Option Plan"), which was approved by the shareholders in April 1983 and amended in May 1987, June 1989, June 1994 and June 1995, covers 1,000,000 shares of Common Stock and is intended to provide an additional means of providing incentive to executives and other "key salaried employees" of the Company (which is defined under section 422A of the Internal Revenue Code as employees of the Company and its subsidiaries).

Within the limits of the Option Plan, the Company's Board of Directors, in its discretion, determines the participants under the Option Plan, the number of options to be granted under the Option Plan and the purchase price and terms of each option. The price for the shares covered by each option is required to be not less than 100% of the fair market value at the date of grant. Options expire five years from the date of grant or termination and become exercisable in installments as determined by the Board of Directors commencing one year after date of grant.

During the year ended December 31, 1996, 141,000 Incentive Stock Options were granted at exercise prices ranging between $2.00 and $2.20. Incentive Stock Options to purchase 47,000 shares of Common Stock at exercise prices ranging between $2.87 and $3.12 were canceled or expired. Incentive Stock Options to purchase 135,000 shares of common stock were exercised at prices ranging between $0.50 - $1.35. As of May 12, 1997, Incentive Stock Options to purchase 429,000 shares were exercisable, none of which have since been exercised.

401(K) PLAN

The executives named in the Summary Compensation Table, as well as substantially all full-time employees of the Company and its subsidiaries, are eligible to participate in the Universal American Financial Corp. 401(k) Savings Plan ("Savings Plan"). The Savings Plan is a voluntary contributory plan under which employees may elect to defer compensation for federal income tax purposes under
Section 401(k) of the Internal Revenue Code of 1986. The employee is entitled to participate in the Savings Plan by contributing through payroll deductions up to 20% of the employee's compensation. The Company may match the employee's contribution up to 25% of the first 4% of the employee's compensation which contribution will be made with Company common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company and Wand Partners, Inc., an affiliate of Wand, entered into a financial advisory agreement, under which such Wand affiliate is to render advisory services to the Company and is to be paid a fee of $100,000 per year for such services as long as Wand owns 500,000 shares of Common Stock, or common stock equivalent, reduced by any directors' fees paid to the director designated by Wand.

The Company paid $120,000 to AAM Capital Partners, Inc., an affiliate of UAFC, L.P., in fees for its structuring of the Series C Preferred Stock offering.











 (Intentionally Left Blank)

                            ADDITIONAL INFORMATION

The Board of Directors does not intend to present to the meeting any matters not referred to in the form of Proxy. If any proposal not set forth in the Proxy Statement would be presented for action at the meeting, it is intended that the shares represented by proxies will vote with respect to such matters in accordance with the judgment of the persons voting them.

The Company's independent auditors for the fiscal year ended December 31, 1996 were Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Stockholder proposals with respect to the Company's next Annual Meeting of Stockholders must be received by the Company no later than February 1, 1998 to be considered for inclusion in the Company's next Proxy Statement.

The cost of soliciting proxies in the accompanying form has been or will be paid by the Company. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals, and the Company may reimburse them for their expenses in so doing. To the extent necessary in order to assure sufficient representation, officers and regular employees of the Company may engage (without additional compensation) in the solicitation of proxies personally, by telephone or telegram.

A copy of the Annual Report has been mailed to every stockholder as of the Record Date. The Annual Report is not to be considered proxy soliciting material.


                                    By Order of the Board of Directors




                                    JOAN M. FERRARONE
                                    Secretary



Dated: May 12, 1997
Brewster, New York










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